Exhibit 10.4

FEMASYS INC.

EMPLOYEE STOCK PURCHASE
PLAN

Adopted by the Board of Directors February 26, 2021

Approved by the Stockholders March, 2021

FEMASYS INC.
EMPLOYEE STOCK PURCHASE PLAN1

SECTION 1.       PURPOSE OF THE PLAN.

The Femasys Inc. Employee Stock Purchase Plan (the “Plan”) is intended to provide Eligible Employees (as defined below) the opportunity to increase their proprietary interest in Femasys Inc. (the “Company”) by conveniently purchasing shares of the Company’s common stock, par value $0.001 per share (the “Stock”). The Plan is composed of two components: a 423 Component and a Non-423 Component. The 423 Component is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, the provisions of the 423 Component will be construed in a manner consistent with the requirements of Section 423 of the Code. The Plan also authorizes participation in the Plan under the Non-423 Component under terms that do not meet the requirements of Section 423 of the Code. The Company shall be permitted to grant rights to purchase Stock under separate offerings not having identical terms (provided that such terms are not inconsistent with the terms of the Plan and, with respect to an offering under the 423 Component, the requirements of Section 423 of the Code), and offerings may run concurrently (in whole or in part) with each other. Each offering under the Non-423 Component shall be separate and distinct from (and shall not be included in or be part of) any offering under the 423 Component, and each offering to a Participating Company shall be treated as an offering that is separate from any other offering made to another Participating Company, in each case, even if such offerings are running concurrently (in whole or in part) and/or have common terms and conditions.

SECTION 2.       DEFINITIONS.

(a)               “423 Component” means the portion of the Plan under which any right to purchase Stock shall be granted in a manner that is intended to satisfy the requirements of Section 423 of the Code.

(b)               “Affiliate” means any branch or representative office or other disregarded entity of the Company or a Subsidiary, as determined by the Committee, whether now or hereafter existing.

(c)               “Board” means the Board of Directors of the Company, as constituted from time to time.

(d)               “Change in Control” shall have the meaning set forth in the Company’s most recently adopted equity incentive plan as of the date of determination, as in effect from time to time.

[1]	All share numbers will be adjusted in connection with any reverse stock split or similar capitalization adjustment pursuant to Section 14(b).

(e)               “Committee” means the duly constituted committee appointed by the Board to administer the Plan, as described in Section 3 of the Plan. If no such committee is appointed, the Compensation Committee of the Board shall be the Committee.

(f)              “Compensation” means all of an Eligible Employee’s base salary or wages. “Compensation” shall exclude (i) commissions, bonuses and special incentive payments, (ii) equity compensation and income attributable to equity-based awards (including, without limitation, amounts realized from the exercise of any stock option and any dividends paid with respect to equity awards), (iii) all non-cash items, (iv) pre-tax contributions made by the Participant under Sections 401(k) or 125 of the Code or under any similar arrangements available under laws outside the United States and (v) allowances and other miscellaneous payments, including, without limitation, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits and benefits received under employee benefit plans. The Committee shall determine whether a particular item not listed in this Section 2(f) is included in Compensation. In addition, and notwithstanding the foregoing, with respect to any Offering Period, the Committee may modify the definition of Compensation for such Offering Period, provided that (i) such definition satisfies the requirements of Section 423 of the Code with respect to the 423 Component, (ii) such definition is established in writing and made available to Eligible Employees prior to the commencement of such Offering Period and (iii) such modified definition shall apply only for that Offering Period unless otherwise specified in writing by the Committee.

(g)              “Effective Date” means the day immediately prior to the IPO Registration Date, provided that the Plan is approved by the stockholders of the Company prior to such day.

(h)             “Eligible Employee” means any individual who (i) is an Employee of a Participating Company, (ii) does not own 5% or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary, including, for purposes of this provision, through application of the rules of Section 424(d) of the Code and (iii) is not a “highly compensated employee” (within the meaning of Section 414(q) of the Code) that is subject to Section 16 of the Securities Exchange Act of 1934, as amended. The foregoing notwithstanding, an individual who is a citizen or resident of a jurisdiction other than the United States (even if he or she is also a citizen of the United States or a resident alien) shall not be considered an Eligible Employee if, as determined in the sole discretion of the Committee, (i) his or her participation in the Plan is prohibited by the laws or regulations of any country which has jurisdiction over him or her or (ii) compliance with the laws and regulations of the foreign country that has jurisdiction over him or her would cause the Plan or an offering under the 423 Component to violate Section 423 of the Code. In addition, and notwithstanding the foregoing, with respect to any Offering Period, the Committee may modify the definition of Eligible Employee for such Offering Period by excluding the following class or classes of Employees: (i) Employees who have been employed for less than two (2) years (or such lesser period of time as may be determined by the Committee in its discretion); (ii) Employees whose customary employment is for twenty (20) hours or less per week (or such lesser period of time as may be determined by the Committee in its discretion); (iii) Employees who are customarily employed for five (5) months or less in any calendar year (or such lesser period of time as may be determined by the Committee in its discretion), (iv) Employees who are “highly compensated employees” (within the meaning of Section 414(q) of the Code) of a Participating Company and (v) Employees who are “highly compensated employees” (within the meaning of Section 414(q) of the Code) of a Participating Company with compensation above a certain level; provided that (i) such definition satisfies the requirements of Section 423 of the Code with respect to the 423 Component, (ii) such definition is established in writing and made available to Employees prior to the commencement of such Offering Period, (iii) such modified definition shall apply only for that Offering Period unless otherwise specified in writing by the Committee and (iv) such definition shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e).

(i)               “Employee” means an individual who is a common-law employee of a Participating Company and, if such employee is employed in the United States, whose earnings are reported on a Form W-2. For the avoidance of doubt, the term “Employee” shall not include any consultant, independent contractor or non-employee director of a Participating Company.

(j)               “Fair Market Value” means, on any given date (i) if the Stock is listed on any established U.S. stock exchange or a U.S. national market system, the closing sales price for such Stock as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable (or, if no closing sales price was reported on that date, as applicable, on the last preceding trading date such closing sales price was reported); (ii) if the foregoing clause (i) does not apply, then if the Stock is regularly quoted by a recognized U.S. securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for the Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last preceding trading date such bids and asks were reported); or (iii) if the foregoing clauses (i) and (ii) do not apply, such value as the Committee in its discretion may in good faith determine in accordance with Section 423 of the Code.

(k)              “IPO Registration Date” means the date on which the Company’s registration statement on Form S-1 in connection with its initial public offering of Stock is declared effective by the Securities and Exchange Commission under the Securities Act.

(l)               “Non-423 Component” means the portion of the Plan under which the right to purchase Stock may be granted in a manner that is not intended to satisfy the requirements of Section 423 of the Code.

(m)             “Offering Period” means a period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a) of the Plan, which shall not exceed twenty-seven (27) months.

(n)              “Parent” has the meaning given to such term under U.S. Treasury Regulation Section 1.424-1(f). As used in the Plan, “Parent” shall mean a Parent of the Company.

(o)              “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 4(b) of the Plan.

(p)              “Participating 423 Company” means any of the following that is designated by the Committee as participating in the 423 Component: (i) the Company, (ii) any present or future Parent and/or (iii) any present or future Subsidiary.

(q)              “Participating Company” means each Participating 423 Company and Participating Non-423 Company.

(r)              “Participating Non-423 Company” means any of the following that is designated by the Committee as participating in the Non-423 Component: (i) the Company, (ii) any present or future Parent, (iii) any present or future Subsidiary and/or (iv) any present or future Affiliate. Unless determined otherwise by the Committee, only entities incorporated or formed outside of the United States shall be Participating Non-423 Companies.

(s)              “Plan Account” means the account established for each Participant pursuant to Section 8(a) of the Plan.

(t)               “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 8(b) of the Plan.

(u)              “Subsidiary” means a subsidiary corporation of the Company as that term is defined in Section 424(f) of the Code.

SECTION 3.      Administration Of The Plan.

(a)              General. The Plan shall be administered by the Committee. To the extent permitted by applicable law, the Committee may delegate some or all of its authority with respect to the Plan to any executive officer of the Company or any other person or persons designated by the Committee, in each case, acting individually or as a committee.

(b)            Committee Authorities. The Committee shall have the exclusive power and authority to administer the Plan, including, without limitation, the right and power to interpret the provisions of the Plan and make all determinations deemed necessary or advisable for the administration of the Plan (including, without limitation, a determination as to whether a Change in Control has occurred, whether to designate the Company, a Parent or Subsidiary as a Participating 423 Company or as a Participating Non-423 Company and whether to establish separate offerings). All such actions, interpretations and determinations that are done or made by the Committee shall be final, conclusive and binding on the Company, the Participating Companies, the Participants and all other parties and shall not subject the Committee (or its members) to any liability.

SECTION 4.       ENROLLMENT AND PARTICIPATION.

(a)               Offering Periods. Two Offering Periods shall commence in each calendar year, which shall be the periods commencing on January 1 and ending on June 30 and commencing on July 1 and ending on December 31; provided, however, that the first Offering Period may commence on a different date as determined by the Committee, but shall end on June 30 of the year commenced if commenced prior to June 30 or on December 31 of the year commenced if commenced after June 30.

(b)               Enrollment. Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee. The enrollment form shall be filed with the Company or its designee according to procedures established by the Committee.

(c)              Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan (according to the elections made on the Participant’s most recently-filed enrollment form) until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 6(a) of the Plan or reaches the end of the Offering Period in which his or her contributions were discontinued under Section 5(c) or Section 9(b) of the Plan. A Participant who discontinued his or her contributions under Section 5(c) of the Plan or withdrew from the Plan under Section 6(a) of the Plan may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Section 4(b) of the Plan. A Participant whose employee contributions were discontinued automatically under Section 9(b) of the Plan shall automatically resume participation at the beginning of the next Offering Period in which such Participant’s participation would not be limited by Section 9(b) of the Plan, if he or she then is an Eligible Employee.

SECTION 5.       EMPLOYEE CONTRIBUTIONS.

(a)             Frequency of Employee Contributions. A Participant may make contributions to the Plan for purchasing shares of Stock by means of payroll deductions (unless payroll deductions are not permitted under applicable laws or regulations or unless the Company determines that another means of making employee contributions is necessary or appropriate for legal or administrative reasons).

(b)             Amount of Employee Contributions. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to contribute to the Plan with respect to the applicable Offering Period. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, on an after-tax basis, but not less than 1% nor more than 10% of the Eligible Employee’s Compensation with respect to the applicable Offering Period. A Participant may not change the rate of his or her contributions during an Offering Period unless the Participant seeks (i) to discontinue contributions under Section 5(c) of the Plan or (ii) to withdraw from the Plan under Section 6(a) of the Plan, and, in either such case, the Company will cease contributions on behalf of the Participant as soon as reasonably practicable (which may not be until the payroll period following receipt of the applicable form or later). In addition, and notwithstanding the foregoing, with respect to any Offering Period, the Committee may modify the contribution limits for such Offering Period, provided that (i) such modification satisfies the requirements of Section 423 of the Code with respect to the 423 Component, (ii) such new contribution limits are established in writing and provided to Eligible Employees prior to the commencement of such Offering Period and (iii) such new contribution limits shall apply only for that Offering Period unless otherwise specified in writing by the Committee.

(c)              Discontinuing Employee Contributions. A Participant may discontinue contributions by filing a new enrollment form. Any contributions made from payroll shall cease as soon as reasonably practicable (which may not be until the payroll period following receipt or later). A Participant who has discontinued employee contributions may not resume such contributions until the next Offering Period. If a Participant discontinues contributions, previously made contributions shall remain in the Participant’s Plan Account (and will be used to purchase shares) unless and until the Participant withdraws from the Plan in accordance with the provisions of Section 6 of the Plan.

SECTION 6.       Withdrawal From The Plan.

(a)              Withdrawal. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company or its designee at any time before the last day of an Offering Period. As soon as reasonably practicable thereafter, contributions shall cease and all employee contributions made by the Participant for the then current Offering Period shall be refunded to the Participant in cash, without interest. No partial withdrawals shall be permitted.

(b)              Re-enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(b) of the Plan. Re-enrollment shall be effective only at the commencement of an Offering Period.

SECTION 7.       CHANGE IN EMPLOYMENT STATUS.

(a)              Termination of Employment. Termination of employment with a Participating Company, or otherwise ceasing to be an Eligible Employee, for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a) of the Plan, unless, with respect to an offering under the Non-423 Component, otherwise required by applicable laws or regulations. A transfer from one Participating Company to another shall not be treated as a termination of employment.

(b)              Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by a Participating Company in writing or if such leave of absence is protected under applicable laws or regulations. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(c)               Death. In the event of the Participant’s death, any amounts then held in the Participant’s Plan Account and any shares of Stock then held in the Participant’s name by the Company or the broker designated by the Company shall be paid or transferred to the Participant’s estate or as otherwise required by applicable laws of descent and distribution, or as may be otherwise provided pursuant to Section 8(e) of the Plan.

SECTION 8.       PLAN ACCOUNTS AND PURCHASE OF SHARES.

(a)              Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is contributed to the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the general assets of the Company or any Parent or Subsidiary and applied to general corporate purposes, unless otherwise required by applicable law or regulation. Unless required by applicable law or regulation, no interest will be paid or credited with respect to any amounts held in a Participant’s Plan Account.

(b)               Purchase Price. The Purchase Price for each share of Stock purchased at the close of an Offering Period shall be the lesser of:

(i)           85% of the Fair Market Value of such share on the last day of such Offering Period; or

(ii)          85% of the Fair Market Value of such share on the first day of such Offering Period.

The Committee may round the Purchase Price up (but not down) to a whole cent, and in no event shall the Purchase Price be less than the par value of the shares of Stock being purchased.

(c)              Number of Shares Purchased. As of the last day of each Offering Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Section 8(c), unless the Participant has withdrawn from the Plan under Section 6(a) or Section 7 of the Plan. The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased with the funds in the Participant’s Plan Account. The foregoing notwithstanding, no Participant shall purchase more than 110,294 shares of Stock (subject to adjustment pursuant to Section 14(b) of the Plan) with respect to any Offering Period (or, if the Board determines that a different number of Offering Periods shall commence in each calendar year in accordance with Section 4(a) of the Plan, a proportionate number of shares of Stock (subject to adjustment pursuant to Section 14(b) of the Plan) with respect to any Offering Period) nor more than the amounts of Stock set forth in Sections 9(b) and 14(a) of the Plan. The Committee may determine with respect to all Participants that any fractional share, as calculated under this Section 8(c), shall be (i) rounded down to the next lower whole share (with the Purchase Price for such fractional share to be carried over to the next Offering Period as provided in Section 8(g) of the Plan) or (ii) credited as a fractional share. To the extent permitted by law, the Committee may adjust the individual share limit set forth in this Section 8(c) from time to time without stockholder or Participant approval, provided that any such change shall not apply until the Offering Period commencing after such change is made.

(d)               Available Shares Insufficient. In the event that the aggregate number of shares of Stock that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares of Stock remaining available for issuance under Section 14(a) of the Plan, then the number of shares of Stock a Participant shall purchase shall be determined by multiplying the number of shares of Stock available for issuance by a fraction, the numerator of which is the number of shares of Stock that such Participant has elected to purchase and the denominator of which is the number of shares of Stock that all Participants have elected to purchase.

(e)               Issuance of Shares. Shares of Stock shall be issued either in book entry form or in certificates. Certificates, if any, representing the shares of Stock purchased by a Participant under the Plan shall be issued to the Participant, or book entry in the Participant’s name shall be made, as soon as reasonably practicable after the close of the applicable Offering Period, except that the Committee may determine that such certificates shall be held for each Participant’s benefit by a broker designated by the Committee. Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property or in such other manner of taking title as may be permitted under applicable law or regulation; provided, however, that unless otherwise required by applicable law or specified by the Participant in writing, shares of Stock purchased under the Plan will be registered in the name of the Participant.

(f)              Transfer of Shares. If certificates representing shares of Stock are not otherwise issued to the Participant in connection with the purchase of such shares at the end of an Offering Period, a Participant may elect to transfer any number of shares of Stock previously purchased under the Plan by providing notification and transfer instructions to Company or the broker designated by the Company, in accordance with procedures established under the Plan. As soon as administratively practicable following receipt of a Participant’s election to transfer shares of Stock, the Company or the designated broker shall cause a transfer of the shares or a certificate representing the number of shares to be transferred to be delivered to the Participant or a broker designated by the Participant.

(g)              Unused Cash Balances. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Section 8(c), Section 9(b) or Section 14(a) of the Plan or otherwise shall be refunded to the Participant in cash, without interest, promptly after the end of the applicable Offering Period.

SECTION 9.       LIMITATIONS ON STOCK OWNERSHIP.

(a)               Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary. For purposes of this Section 9(a), the following rules shall apply:

(i)           the attribution rules of Section 424(d) of the Code shall be applied in determining ownership of Stock;

(ii)          each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this Plan or any other plan or arrangement; and

(iii)         each Participant shall be deemed to have the right to purchase under this Plan with respect to each Offering Period 110,294 shares of Stock (as adjusted pursuant to Section 8(c) of the Plan), subject to adjustment pursuant to Section 14(b) of the Plan.

(b)             Dollar Limit. Any other provision of the Plan notwithstanding, consistent with Treasury Regulation Section 1.423-2(i), no Participant shall purchase Stock under this Plan and all other employee stock purchase plans of the Company or any Parent or Subsidiary at a rate that exceeds $25,000 in fair market value of the Stock (determined at the time the option is granted) for each calendar year in which any option granted to the Participant is outstanding at any time.

For purposes of this Section 9(b), the Fair Market Value of Stock shall be determined as of the first day of the Offering Period in which such Stock is purchased. Employee stock purchase plans not described in Section 423 of the Code shall be disregarded. If a Participant is precluded by this Section 9(b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued, and shall resume (in accordance with the Participant’s most recently-filed enrollment form) on the first day of the earliest Offering Period in which this Section 9(b) would not prohibit such participation, provided that he or she then is an Eligible Employee.

SECTION 10.    RIGHTS NOT TRANSFERABLE.

The rights of any Participant under the Plan, or the interest in any Stock or moneys to which any Participant may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any manner other than by beneficiary designation or the laws of descent and distribution. If a Participant attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by this Section 10, such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a) of the Plan.

SECTION 11.     NO RIGHTS AS AN EMPLOYEE.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause, to the fullest extent permitted by applicable laws or regulations.

SECTION 12.     NO RIGHTS AS A STOCKHOLDER.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased and transferred or credited to the Participant .

SECTION 13.     SECURITIES LAW REQUIREMENTS.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including, without limitation, the U.S. Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, all state securities laws and regulations, any applicable non-U.S. securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities are then traded.

SECTION 14.     STOCK OFFERED UNDER THE PLAN.

(a)              Authorized Shares. The aggregate number of shares of Stock available for purchase under the Plan as of the Effective Date shall be 1,500,000, and on January 1st of each year during which the Plan is in effect, the number of shares available for purchase under the Plan shall be increased by the lesser of (x) 1% of the number of shares of Stock outstanding as of the immediately preceding December 31 (calculated on a fully diluted basis), (y) 2,000,000 shares of Stock and (z) such lesser number of shares of Stock as the Board may determine, in each case, as subject to adjustment as provided in this Section 14. Notwithstanding the foregoing or anything contained in the Plan to the contrary, not more than 21,500,000 shares of Stock may be issued under the 423 Component. Shares of Stock issued under the Plan may be shares already outstanding or newly issued or treasury shares.

(b)              Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock or extraordinary cash dividend or other distribution, combination of shares, merger, amalgamation, consolidation or any other change in the corporate structure of the Company, or a sale by the Company of all or part of its assets, in any case, that occurs on or after the date the Plan is approved by the Board (even if such date is prior to the Effective Date), the Committee shall make such adjustments to the aggregate number of shares of Stock offered under the Plan, the maximum annual increase number in clause (y) of Section 14(a) of the Plan, the share limitation under the 423 Component specified in Section 14(a) of the Plan, the share limitation described in Section 8(c) of the Plan (and the corresponding number of shares specified in clause (iii) of Section 9(a) of the Plan) and/or the price of shares that any Participant has elected to purchase under the Plan as may be necessary to prevent the dilution or enlargement of Participants’ rights. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, amalgamation, consolidation or other reorganization or corporate transaction of any kind or type.

(c)               Change in Control. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Change in Control, the Plan shall terminate and shares shall be purchased pursuant to Section 8 of the Plan as if the Offering Period during which such Change in Control occurs was scheduled to end on the day immediately preceding such Change in Control, unless the Plan is expressly assumed by the surviving corporation, the buyer or an affiliate of the foregoing. In addition, in anticipation of a Change in Control, the Committee may take any action under the Plan as it deems necessary or appropriate, including, without limitation, terminating the Plan and preventing Participants from continuing their contributions to the Plan.

SECTION 15.     WITHHOLDING

To the extent any payments or distributions under the Plan, or at the time a Participant disposes of some or all of the shares of Stock he or she acquired under the Plan, are determined by any Participating Company to be subject to U.S. Federal, state or local taxes, or the taxes of a jurisdiction other than the United States, the Participating Company is authorized (but not obligated) to withhold any required taxes. The Participating Company may satisfy any withholding obligation by (i) withholding shares of Stock purchased under the Plan; (ii) withholding from the proceeds from the sale of shares of Stock purchased under the Plan, either through a voluntary sale or through a mandatory sale arranged by the Company; (iii) deducting cash from a Participant’s Plan Account; (iv) deducting cash from a Participant’s other cash compensation payable to him or her by any Participating Company or (v) any other method deemed appropriate by the Participating Company, in each case, as approved by the Committee. A Participant’s election to participate in the Plan authorizes any Participating Company to take any of the actions described in the preceding sentence.

SECTION 16.     GOVERNING LAW

To the extent that U.S. Federal laws do not otherwise control, the validity and construction of the Plan shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

SECTION 17.     NON-423 COMPONENT AND SUB-PLANS

The Board and/or the Committee may adopt procedures and sub-plans to this Plan that are necessary or appropriate to permit or facilitate participation in the Plan by Eligible Employees who are employed or located in a jurisdiction other than the United States or to generally operate the Plan in jurisdictions outside the United States (provided that such procedures or sub-plans would not result in (i) the Plan failing to be eligible to qualify under Section 423 of the Code or (ii) any offering under the 423 Component not complying with Section 423 of the Code). Without limiting the generality of, but consistent with, the foregoing, the Board and/or the Committee are expressly authorized to adopt rules, procedures, and sub-plans, which, for purposes of the Non-423 Component, may be beyond the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate in the Plan, excluding Employees in certain countries under the Non-423 Component (even if employed by a Participating Company), handling and making of employee contributions under the Plan, satisfying payroll taxes, determining beneficiaries, withholding procedures and issuances of Stock, any of which may vary from time to time and between jurisdictions, as determined by the Board and/or the Committee.

SECTION 18.     TAX QUALIFICATION.

The 423 Component is intended to be exempt from the application of Section 409A of the Code under Section 1.409A-1(b)(5)(ii) of the U.S. Treasury Regulations. Purchases of stock by Participants who are U.S. taxpayers participating in the Non-423 Component are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities will be construed and interpreted in accordance with such intent. Subject to the provisions of this Section 18, Participants who are U.S. taxpayers participating in the Non-423 Component shall be subject to such terms and conditions as shall permit his or her participation in the Plan to satisfy the requirements of the short-term deferral exception to Section 409A of the Code, including the requirement that the shares subject to the right to purchase Stock under the Plan be delivered within the short-term deferral period. Notwithstanding the foregoing or any other provision of the Plan to the contrary, neither the Company nor any Parent or Subsidiary shall have any liability to a Participant or any other person or entity if the right to purchase Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee, the Board, the Company or any Parent or Subsidiary in relation thereto. Notwithstanding the foregoing or any other provision of the Plan to the contrary, although the Company may endeavor to (i) qualify the 423 Component or Non-423 Component for special tax treatment under the laws and regulations of the United States or of a jurisdiction other than the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain special, or to avoid unfavorable, tax treatment. The Company and each Parent and Subsidiary shall be unconstrained in their corporate activities without regard to any potentially negative tax impact on any one or more Participants.

SECTION 19.     SEVERABILITY.

If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision shall not affect the other provisions of the Plan, and the Plan shall be construed in all respects as if such invalid provision were omitted.

SECTION 20.     AMENDMENT AND TERMINATION.

The Board shall have the right to amend, suspend or terminate the Plan, and to shorten an Offering Period (and refund Participant contributions in the event of any such shortening, suspension or termination) at any time and without notice. Except as provided in Section 14 of the Plan, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by applicable law, rule or regulation, including, without limitation, Section 423 of the Code. No amendment, termination or suspension of the Plan shall require the consent of any Participant unless otherwise required by applicable law or the rules of any applicable stock exchange. The Plan shall terminate on the earlier to occur of (i) a termination of the Plan by the Board (pursuant to this Section 20), (ii) the issuance of all of the shares of Stock reserved for issuance under the Plan, (iii) the tenth anniversary of the date the Plan is approved by the Board or (iv) the tenth anniversary of the date the Plan is approved by the stockholders of the Company.

[End of Plan]